FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT, is dated as of August 15, 2012 (this “Amendment”), between AVON PRODUCTS, INC., a New York corporation (the “Company”), and each of the institutions signatory to this Amendment (collectively, the “Noteholders”).
Recitals:
A.    The Company and each of the Noteholders have entered into a Note Purchase Agreement, dated as of November 23, 2010 (the “Note Purchase Agreement”). In connection therewith, the Company issued (a) $142,000,000 aggregate principal amount of its 2.60% Senior Notes, Series A, due November 23, 2015, (b) $290,000,000 aggregate principal amount of its 4.03% Senior Notes, Series B, due November 23, 2020 and (c) $103,000,000 aggregate principal amount of its 4.18% Senior Notes, Series C, due November 23, 2022 ((a) through (c), collectively referred to as the “Notes”) pursuant to the Note Purchase Agreement. The Noteholders are the holders of 100% of the outstanding principal amount of the outstanding Notes. Capitalized terms used but not defined herein shall have the definitions assigned to them in the Note Purchase Agreement.
B.    Pursuant to a Letter Waiver (as defined below), the Required Holders waived the requirement that the Company include in the calculation of Interest Coverage Ratio the Silpada Non-cash Charge (as defined below) and permitted the Company, solely for the calculation of the Interest Coverage Ratio as of September 30, 2012, to add back to the consolidated pre-tax income of the Company and its Consolidated Subsidiaries the Silpada Non-cash Charge, thereby waiving a potential violation of Section 10.1 of the Note Purchase Agreement.
NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 3 hereof, and in consideration of good and valuable consideration (including the Required Holders executing the Letter Waiver), the receipt and sufficiency of which is hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

Section 1.	AMENDMENTS.
In accordance with Section 17.1 of the Note Purchase Agreement, the Note Purchase Agreement shall be and is hereby amended as follows:
Section 1.1.    A new Section 7.4 shall be added after Section 7.3 of the Note Purchase Agreement as follows:
Section 7.4    Quarterly call with holders of Notes. The Company shall arrange, if requested by any holder of the Notes, a quarterly call among the holders of the Notes and the Chief Financial Officer and/or the Treasurer of the Company.

Section 1.2.    A new Section 9.9 shall be added after Section 9.8 of the Note Purchase Agreement as follows:
Section 9.9    Downgrade. Notwithstanding anything contained in the Note Purchase Agreement, the form of Notes or the Notes to the contrary, if the Company's unsecured and unsubordinated Debt is (A) not rated above Investment Grade by (i) two or more of the Rating Agencies if such Debt is rated by the three Rating Agencies, or (ii) one Rating Agency if such Debt is rated by two or less than two Rating Agencies or (B) not rated by any of the Rating Agencies (either (A) or (B) being a “Downgrade Event”), then the applicable interest rates on each of the Notes shall immediately and automatically (without further action) increase by 1.50% per annum. Such increase shall be effective as of the date the Downgrade Event occurred. For clarification, if the Default Rate is in effect during the continuance of a Downgrade Event, then such rate shall be 1.50% per annum above the Default Rate, effective as of the date the Downgrade Event occurred. If after an increase in the interest rate of the Notes a Rating Agency rates the Company's unsecured and unsubordinated Debt Investment Grade such that such Debt is then rated Investment Grade by two or more of the Rating Agencies (if such Debt is rated by the three Rating Agencies) or all Rating Agencies (if such Debt is rated by two or less than two Rating Agencies) (an “Investment Grade Event”), the interest rate on the Notes will be decreased to the interest rate payable on the Notes on the date of their issuance or the Default Rate, if then in effect. Such decrease shall be effective as of the date the Investment Grade Event occurred. The Company will, within ten Business Days after any Responsible Officer has knowledge of the occurrence of a Downgrade Event or an Investment Grade Event, give written notice of such Downgrade Event or Investment Grade Event (and the exact date of such occurrence) to each holder of Notes that is an Institutional Investor.
Section 1.3.    A new Section 10.7 shall be added after Section 10.6 of the Note Purchase Agreement as follows:
Section 10.7    Leverage Ratio. The Company will not permit, as of the last day of each fiscal quarter of the Company, the ratio of (i) Consolidated Funded Debt on such date to (ii) Consolidated EBITDA for the period of four fiscal quarters ending on such date (the “Leverage Ratio”), to be greater than the applicable ratio set forth in the grid below:

Fiscal Quarter Ended	Leverage Ratio
June 30, 2012	4.00:1.00
September 30, 2012	4.00:1.00
December 31, 2012	4.00:1.00
March 31, 2013	4.00:1.00
June 30, 2013	3.75:1.00
September 30, 2013	3.75:1.00
December 31, 2013	3.75:1.00
March 31, 2014 and thereafter	3.75:1.00 unless a Bank Credit Agreement or any other Principal Credit Facility contains a ratio more favorable to the holders of the Notes, then such more favorable ratio shall apply

Section 1.4.    A new Section 10.8 shall be added after Section 10.7 of the Note Purchase Agreement as follows:
Section 10.8    Most Favored Lender Provision.
(a)    If at any time a Principal Credit Facility contains a Financial Covenant that is not contained in this Agreement or a Financial Covenant that is contained in this Agreement which would in any respect be more beneficial to the holders of Notes than the Financial Covenants set forth in this Agreement (any such provision, a “More Favorable Financial Covenant”), then the Company shall provide a Financial Covenant Notice (as defined below) in respect of such More Favorable Financial Covenant. Thereupon, unless waived in writing by the Required Holders within ten Business Days after each holder's receipt of such notice, such More Favorable Financial Covenant shall be deemed automatically incorporated (without further action) by reference into this Agreement, mutatis mutandis, as if set forth in full herein, effective as of the date when such More Favorable Financial Covenant shall have become effective under such Principal Credit Facility. Any More Favorable Financial Covenant incorporated into this Agreement (herein referred to as an “Incorporated Provision”) pursuant to this Section 10.8: (i) shall remain unchanged herein notwithstanding any waiver of the requirement to comply with such More Favorable Financial Covenant under the applicable Principal Credit Facility; provided, however, that if the Required Banks under the Credit Agreement referenced in clause (a) of the definition of “Bank Credit Agreement” in Schedule B of this Agreement (the “Revolving Facility”) waive compliance with Section 7.02(d) thereof prior to a default or event of default thereunder to allow all or any portion of the Additional Silpada Charges to be excluded from the Interest Coverage Ratio calculation pursuant to the Revolving Facility, such a waiver shall be effective vis-à-vis this Agreement up to such charges but in no event shall such charges be in excess of, the maximum permitted Additional Silpada Charges, (ii) shall be deemed automatically amended, restated, replaced or modified herein to reflect any subsequent amendments, restatements, replacements or modifications made to such More Favorable Financial Covenant under the applicable Principal Credit Facility (provided that, if a Default or Event of Default then exists, such Incorporated Provision shall only be deemed automatically amended, restated, refinanced, replaced or modified at such time, if it should occur, when such Default or Event of Default no longer exists), and (iii) shall be deemed automatically deleted from this Agreement at such time as such More Favorable Financial Covenant is deleted or otherwise removed from the applicable Principal Credit Facility or such applicable Principal Credit Facility shall be terminated and no amounts shall be outstanding thereunder (provided that, if a Default or Event of Default then exists, such Incorporated Provision shall only be deemed automatically deleted from this Agreement at such time, if it should occur, when such Default or Event of Default no longer exists); provided further, in no event shall the Interest Coverage Ratio and the Leverage Ratio be less favorable to the holders of the Notes than the Interest Coverage Ratio contained in the Note Purchase Agreement and the Leverage Ratio described in Section 10.7, in each case, as of the date of this Amendment. In the event that any compensation shall have been paid to the creditors under a Principal Credit Facility in order to exclude, terminate, amend, restate, replace, loosen or modify any More Favorable Financial Covenant as set forth in such Principal Credit Facility, then a corresponding and pro rata payment of compensation shall be made to the holders of Notes in connection with the exclusion, termination, amendment, restatement, replacement, loosening or modification of such More

Favorable Financial Covenant hereunder based on the respective outstanding principal amount of Notes of each holder at such time (other than a waiver or amendment referred to in the proviso in clause (i) above or an amendment to that effect so long as the sum of the pro rata compensation paid to the creditors with respect to (A) such waiver or amendment plus (B) the Bank Waiver Letter, is equal to or less than 10 basis points (i.e., the fees paid to the holders of the Notes pursuant to the Letter Waiver). An amount equal to any compensation in excess of 10 basis points shall be made pro rata to the holders of the Notes based on the principal amount of the Notes outstanding at the time of effectiveness of such waiver or amendment. For purposes of the foregoing calculations, “compensation” shall in all cases be expressed in basis points only and resulting dollar amounts paid or to be paid shall be disregarded). Upon the request of the Company or any holder of a Note, the parties hereto shall enter into any additional agreement or amendment to this Agreement reasonably requested by any such party evidencing any of the foregoing.
(b)    For the purposes of the foregoing paragraph (a), the following terms have the following meanings:
(i)    “Financial Covenant” means any covenants (however expressed) and related definitions requiring the Company and/or its Consolidated Subsidiaries to meet specified thresholds of financial performance or financial condition (whether expressed in ratios or as fixed thresholds in respect of future financial performance or condition) including without limitation, the Interest Coverage Ratio and the Leverage Ratio and those which are expressed as “events of default” or mandatory prepayment provisions.
(ii)    “Financial Covenant Notice” means, in respect of any More Favorable Financial Covenant, a written notice to each of the holders of the Notes delivered promptly, and in any event with ten Business Days after the inclusion of such More Favorable Financial Covenant in any Principal Credit Facility (including by way of an amendment, restatement, replacement, or other modification of any existing provision thereof) from a Senior Financial Officer of the Company referring to the provisions of this Section 10.8 and setting forth a reasonably detailed description of such More Favorable Financial Covenant (including any defined terms used therein), as applicable.
Section 1.5.    Schedule B, Defined Terms, of the Note Purchase Agreement shall be and is hereby amended by adding in alphabetical order thereto the following definitions:
“Bank Waiver Letter” shall mean the letter waiver, dated as of July 31, 2012, under the Revolving Facility.
“Consolidated EBITDA” means, for any period, for the Company and its Consolidated Subsidiaries, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Company and its Consolidated Subsidiaries for such period, (iii) depreciation and amortization expense and (iv) other non-cash expenses (other than in respect of inventory writedowns) of the Company and its Consolidated Subsidiaries reducing such Consolidated Net Income and minus (b) all non-cash items increasing Consolidated Net Income for such Period.
“Consolidated Funded Debt” means, as of any date of determination, for the Company and its Consolidated Subsidiaries, without duplication, the sum of (a) the outstanding principal amount of all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all direct obligations of such Person arising under bankers' acceptances, (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (e) all obligations of such Person as lessee under Capital Leases, (f) all Debt of others of the types referred to in clauses (a) through (e) of this definition Guaranteed by such Person and (g) all Debt of the types referred to in clauses (a) through (f) of this definition of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or one of its Consolidated Subsidiaries is a general partner or joint venturer, unless such Debt is expressly made non-recourse to the Company and its Consolidated Subsidiaries.
“Consolidated Net Income” means, for any period, for the Company and its Consolidated Subsidiaries, the net income of the Company and its Consolidated Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.
“Letter Waiver” means that Letter Waiver dated as of July 31, 2012 by and among the Required Holders and the Company and reaffirmed by the Subsidiary Guarantor.
“Leverage Ratio” is defined in Section 10.7.
“Principal Credit Facility” shall mean (i) any Bank Credit Agreement, or (ii) any other agreement, instrument or other document, as amended, restated, joined, supplemented or otherwise modified, and any renewals, extensions or replacements thereof, providing for or otherwise evidencing or governing extensions of credit available to the Company, or any Subsidiary, where the amount outstanding or commitments thereunder then in effect equals or exceeds $100,000,000.
“Rating Agency” shall have the meaning set forth in Section 8.7(g) hereof.
“Silpada Non-cash Charge” means a non-cash charge of $263 million incurred in the fourth quarter or 2011 to adjust goodwill and indefinite lived intangible assets related to the Company's Silpada business.
Section 1.6.    Schedule B, Defined Terms, of the Note Purchase Agreement shall be and is hereby amended by amending and restating the following definitions:
“Bank Credit Agreement” means (a) the Credit Agreement, dated as of November 2, 2010, by and among the Company, certain Subsidiaries of the Company named therein, Citibank, N.A., as administrative agent, and the other financial institutions party thereto, and (b) the Credit Agreement dated as of June 29, 2012 by and among the Company, certain Subsidiaries of the

Company named therein, Citibank, N.A., as administrative agent, and the other financial institutions party thereto, each as amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof.
“Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) the consolidated pre-tax income of the Company and its Consolidated Subsidiaries before (1) the cumulative effect of accounting changes and before interest expense (other than (i) hyperinflationary interest expense in any country that is offset by corresponding foreign exchange related gains, (ii) interest expense attributable to pension accruals in Germany and Italy, and (iii) interest payable to the Internal Revenue Service in respect of taxes), (2) the Silpada Non-Cash Charge solely for purposes of calculating the Interest Coverage Ratio as of September 30, 2012 which may be added back to consolidated pre-tax income to the extent it was reduced from such income, and (3) actual non-cash impairment charges related solely to the Company's Silpada business for the period in which the impairment was taken in an amount not to exceed $125,000,000 in the aggregate during the term of this Agreement (the “Additional Silpada Charges”) which may be added back to consolidated pre-tax income to the extent it was reduced from such income, to (b) consolidated interest expense for the Company and its Consolidated Subsidiaries (other than the interest expense described in the parenthetical phrase in clause (a) above), in each case for the period of four fiscal quarters ending on such date.
Section 1.7    “Section 22.3 Accounting Terms.” of the Note Purchase Agreement is hereby amended by adding the following to the end thereof:
For purposes of determining compliance with the covenants set forth in Sections 10.1, 10.2, 10.3 and 10.7, such terms shall be construed in accordance with GAAP as in effect on the date of this Amendment applied on a basis consistent with the construction thereof applied in preparing the Company's audited financial statements referred to in Section 7.1(b). In the event there shall occur a change in GAAP which would affect the computation used to determine compliance with any such covenant, the Company and the holders of the Notes agree to negotiate in good faith in an effort to agree upon an amendment to this Agreement that will permit compliance with such covenant to be determined by reference to GAAP as so changed while affording the holders of the Notes the protection afforded by such covenant prior to such change (it being understood, however, that such covenant shall remain in full force and effect in accordance with its existing terms pending the execution by the Company and the holders of the Notes of any such amendment). For the avoidance of doubt, “operating leases” shall not be deemed to be Capital Leases for the purposes of the covenant set forth in Section 10.7, notwithstanding any subsequent change in GAAP.
Section 2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
To induce the Noteholders to enter into this Amendment and to consent to the Amendment set forth herein, the Company warrants and represents, on the date of this Amendment and on the Effective Date, as follows (it being agreed, however, that nothing in this Section 2 shall affect any of the warranties and representations previously made by the Company in or pursuant to the Note Purchase Agreement, and that all of such other warranties and representations, as well as the warranties and representations in this Section 2, shall survive the effectiveness of this Amendment and the amendments as set forth herein):
Section 2.1.    Organization; Power and Authority.

The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Amendment and to perform the provisions hereof and thereof.

Section 2.2.    Authorization, etc.

This Amendment and the Note Purchase Agreement as amended by this Amendment have been duly authorized by all necessary corporate action on the part of the Company. Each of this Amendment and the Note Purchase Agreement, as amended by this Amendment, constitutes a legal, valid and binding obligation of the Company, in each case enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.3.    Compliance with Laws, Other Instruments, etc.

The execution, delivery and performance by the Company of this Amendment and the Note Purchase Agreement as amended by this Amendment will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary; in each case under clauses (b) and (c), other than as would not reasonably be expected to result in a Material Adverse Effect.

Section 2.4.    No Default.

No event has occurred and no condition exists that, either before or after giving effect to this Amendment, would constitute a Default or an Event of Default.

Section 2.5.    Governmental Authorizations, etc.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment.

Section 2.6.    Ranking of Obligations.

The Company's payment obligations under the Note Purchase Agreement as amended by this Amendment and the Notes rank pari passu in right of payment with all other senior unsecured Debt of the Company.

Section 2.7    Existing Debt. (a) Schedule 2.7 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of June 30, 2012 (excluding (x) Debt owing by a Subsidiary to another Subsidiary or to the Company and (y) Capital Lease obligations) the outstanding principal amount of which exceeds $2,000,000 (or its equivalent in other currencies), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary, and no event or condition exists with respect to any Debt of the Company or any Subsidiary the outstanding principal amount of which exceeds $100,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Section 2.8.    Litigation; Observance of Statutes and Orders.

Except as disclosed in the Company's most recent reports on Form 10-Q and Form 10-K, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 3.	CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.
This Amendment shall not become effective until the date upon which each and every one of the following conditions have been satisfied (the “Effective Date”):
(a)    executed counterparts of this Amendment, duly executed by the Company, reaffirmed by the Subsidiary Guarantor, and the Required Holders, shall have been delivered to the Noteholders;
(b)    The holders of the Notes shall have received opinions in form and substance satisfactory to the Required Holders, (i) from the General Counsel of the

Company and the Subsidiary Guarantor covering such other matters incident to the transactions contemplated hereby as the Required Holders or their counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the holders of the Notes), and (ii) from Sidley Austin llp, special counsel for the Company covering such other matters incident to the transactions contemplated hereby as the Required Holders or their counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the holders of the Notes);
(c)    All corporate and other organizational proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be reasonably satisfactory to the Required Holders and its special counsel, and the Required Holders and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Required Holders or such special counsel may reasonably request;
(d)    The reasonable fees and disbursements of Chapman and Cutler LLP relating to the transactions contemplated by this Amendment and the Letter Waiver shall have been paid in full;
(e)    Each holder of Notes shall have received, via wire transfer, a fee in an amount equal to 10 basis points (0.10%) of the aggregate outstanding principal amount of Notes held by such holder (which was received by such holders on August 1, 2012);
(f)    No Default or Event of Default shall have occurred and be continuing; and
(g)    the representations and warranties set forth in Section 2 shall be true and correct as of such date.

SECTION 4.	REAFFIRMATION OF LETTER WAIVERS.
Notwithstanding anything to the contrary in this Amendment, (i) the Letter Waiver shall remain in full force and effect and the Noteholders reaffirm the waiver granted by them for the benefit of the Company thereunder, and (ii) the Bank Waiver Letter shall be effective to the extent that Section 7.02(d) of the Revolving Facility shall constitute a More Favorable Financial Covenant hereunder.

Section 5.	MISCELLANEOUS.
Section 5.1.    This Amendment shall be construed in connection with and as part of each of the Note Purchase Agreement, and except as modified by this Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 5.2.    The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
Section 5.3.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, excluding choice-of-law principles of the law of such State that would prohibit the application of the laws of a jurisdiction other than such State.
Section 5.4.    The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

AVON PRODUCTS, INC.

By	/s/ Richard J. Valone
Its	VP & Treasurer

The Subsidiary Guarantor agrees that the Subsidiary Guaranty shall remain in full force and effect and reaffirms its obligations under the Subsidiary Guaranty.

AVON CAPITAL CORPORATION

By	/s/ Richard J. Valone
Its	VP & Treasurer

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

METROPOLITAN LIFE INSURANCE COMPANY
on behalf of itself and as investment manager of:

METLIFE INSURANCE COMPANY OF CONNECTICUT
MISSOURI REINSURANCE (BARBADOS), INC.

By:	/s/ Judith A. Gulotta
Name: Judith A. Gulotta
Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

THE NORTHWESTERN MUTUAL LIFE INSURANCE
COMPANY

By:	/s/ Jerome R. Baier
Name: Jerome R. Baier
Title: Its Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE
COMPANY FOR ITS GROUP ANNUITY SEPARATE
ACCOUNT

By:	/s/ Jerome R. Baier
Name: Jerome R. Baier
Title: Its Authorized Representative

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Eve Hampton
Name: Eve Hampton
Title: Vice President, Investments

By:	/s/ Ward Argust
Name: Ward Argust
Title: Manager, Investments

THE GREAT-WEST LIFE ASSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:
Name:
Title:

By:
Name:
Title:

THE GREAT-WEST LIFE ASSURANCE COMPANY

By:	/s/ B.R. Allison
Name: B.R. Allison
Title: Executive Vice-President
Chief Investment Officer

By:	/s/ W.J. Sharman
Name: W.J. Sharman
Title: Vice-President
Bond Investments

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ A. Post Howland
Name: A. Post Howland
Title: Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION

By: New York Life Investment Management
LLC, Its Investment Manager

By:	/s/ A. Post Howland
Name: A. Post Howland
Title: Director

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION INSTITUTIONALLY OWNED LIFE
INSURANCE SEPARATE ACCOUNT (BOLI 30C)

By: New York Life Investment Management
LLC, Its Investment Manager

By:	/s/ A. Post Howland
Name: A. Post Howland
Title: Director

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION INSTITUTIONALLY OWNED LIFE
INSURANCE SEPARATE ACCOUNT (BOLI 30E)

By: New York Life Investment Management
LLC, Its Investment Manager

By:	/s/ A. Post Howland
Name: A. Post Howland
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

FORETHOUGHT LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors,
Inc. (as its General Partner)

By:	/s/ Eric R. Seward
Name: Eric R. Seward
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

RGA REINSURANCE COMPANY, a Missouri
corporation

By: Principal Global Investors, LLC, a Delaware
limited liability company, its authorized
signatory

By:	/s/ Justin T. Lange
Name: Justin T. Lange
Title: Counsel

By:	/s/ Adrienne L. McFarland
Name: Adrienne L. McFarland
Title: Counsel

SYMETRA LIFE INSURANCE COMPANY, a Washington
corporation

By: Principal Global Investors, LLC, a Delaware
limited liability company, its authorized signatory

By:	/s/ Justin T. Lange
Name: Justin T. Lange
Title: Counsel

By:	/s/ Adrienne L. McFarland
Name: Adrienne L. McFarland
Title: Counsel

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

NATIONWIDE LIFE INSURANCE COMPANY

By:	/s/ Mary Beth Cadle
Name: Mary Beth Cadle
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

MASSACHUSETTS MUTUAL LIFE INSURANCE
COMPANY

By: Babson Capital Management LLC, as Investment Advisor

By:	/s/ Elisabeth A. Perenick
Name: Elisabeth A. Perenick
Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

MONY LIFE INSURANCE COMPANY

By:	/s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Jed R. Martin
Name: Jed R. Martin
Title: Vice President

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By:	/s/ Jed R. Martin
Name: Jed R. Martin
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

TRANSAMAERICA LIFE INSURANCE COMPANY
By: AEGON USA INVESTMENT MANAGEMENT,
LLC, Its investment manager

By:	/s/ Bill Henricksen
Name: Bill Henricksen
Title: Vice President

TRANSAMERICA PACIFIC INSURANCE COMPANY LTD
By: AEGON USA INVESTMENT MANAGEMENT,
LLC, Its investment manager

By:	/s/ Bill Henricksen
Name: Bill Henricksen
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY

By: CIGNA Investments, Inc. (authorized agent)

By:	/s/ Deborah B. Wiacek
Name: Deborah B. Wiacek
Title: Senior Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA

By: CIGNA Investments, Inc. (authorized agent)

By:	/s/ Deborah B. Wiacek
Name: Deborah B. Wiacek
Title: Senior Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

FARM BUREAU LIFE INSURANCE COMPANY

By:	/s/ Herman L. Riva
Name: Herman L. Riva
Title: Securities Vice President

EQUITRUST LIFE INSURANCE COMPANY

By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

Agreed and accepted as of the date first above written:

AMERITAS LIFE INSURANCE CORP.
ACACIA LIFE INSURANCE COMPANY
THE UNION CENTRAL LIFE INSURANCE COMPANY

By: Summit Investment Advisors Inc., as Agent

By:	/s/ Andrew S. White
Name: Andrew S. White
Title: Managing Director - Private Placements

[SIGNATURE PAGE TO FIRST AMENDMENT TO AVON NOTE PURCHASE AGREEMENT]

SCHEDULE 2.7
EXISTING DEBT

Avon Products Inc	New York	2,897,855,593
Avon Capital Corporation	Delaware	330,151,605
Avon Cosmetics (Philippines), Inc.	Philippines [DSB]	75,471,698
Cosmeticos Avon Sociedad Anonima Comercial E Industrial	Argentina	32,068,862
Avon Products Mfg., Inc.	Philippines [MFG]	30,188,679
Avon Manufacturing (Guangzhou) Ltd.	China [MFG]	20,401,513
Avon Products (China) Co. Ltd.	China [DSB]	16,108,599
Avon Cosmetics (Thailand) Ltd.	Thailand	14,344,005
Avon Beauty Products India Pvt. Ltd.	India	12,547,692
Avon Healthcare Products Manufacturing (Guangzhou) Limited	China [Wellness]	10,886,329
Cosmeticos Avon S.A.	Chile	10,172,210
Avon Cosmetics (Taiwan) Ltd.	Taiwan	4,679,144
		3,454,875,930